Exhibit 99.1

PRESS RELEASE
For further information, contact:
David W. Pijor, Chairman and Chief Executive Officer
Phone: (703) 436-3802
Email: dpijor@fvcbank.com
Patricia A. Ferrick, President
Phone: (703) 436-3822
Email: pferrick@fvcbank.com

FOR IMMEDIATE RELEASE – March 21, 2024

FVCBANKCORP ANNOUNCES EXTENSION
OF SHARE REPURCHASE PROGRAM

Fairfax, VA-FVCBankcorp, Inc. (Nasdaq – FVCB) (the “Company”) announced today that its Board of Directors has extended its share repurchase program that was initiated in 2020. Under the repurchase program, the Company may repurchase up to 1,300,000 shares of its common stock, or approximately 7% of its outstanding shares of common stock at December 31, 2023. The repurchase program will expire on March 31, 2025, subject to earlier termination of the program by the Board of Directors.

During 2023, the Company repurchased 115,750 shares of its common stock during open trading window periods.

Repurchases may be made in open market purchases, block trades or in privately negotiated transactions. Repurchases, if any, under the program will be made at the discretion of management, and will depend upon market pricing and conditions, business, legal, accounting and other considerations. Open market purchases will be conducted in accordance with the limitation of Rule 10b-18 of the Securities and Exchange Commission (the “SEC”). Repurchases may be made pursuant to any trading plan that may be adopted in accordance with SEC Rule 10b5-1, which would permit common stock to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. Under applicable law, repurchased shares will be cancelled and revert to the status of authorized but unissued shares.

The repurchase program may be modified, suspended or terminated at any time without notice, in the Company’s discretion, based upon a number of factors, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, the need for capital in the Company’s operations and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases. The repurchase program does not obligate the Company to repurchase any shares.

About FVCBankcorp Inc.
FVCBankcorp, Inc. is the holding company for FVCbank, a wholly-owned subsidiary of FVCB which commenced operations in November 2007. FVCbank is a $2.19 billion Virginia-chartered community bank serving the banking needs of commercial businesses, nonprofit organizations, professional service entities, their owners and employees located in the greater Baltimore and Washington D.C., metropolitan areas. Locally owned and managed, FVCbank is based in Fairfax, Virginia, and has 9 full-service offices in Arlington, Fairfax, Manassas, Reston and Springfield, Virginia, Washington D.C., and Baltimore, Bethesda, and Rockville, Maryland.

For more information on the Company’s selected financial information, please visit the Investor Relations page of FVCBankcorp Inc.’s website, www.fvcbank.com.

Forward-looking Statements: This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and in other periodic and current reports filed with the SEC. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance.